Exhibit 99.1

FlexShopper, Inc. Reports First Quarter 2023 Financial Results

BOCA RATON, Fla., May 11, 2023 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and payment solution provider for underserved consumers, today announced its financial results for the quarter ended March 31, 2023.

Results for Quarter Ended March 31, 2023 vs. Quarter Ended March 31, 2022:

●	Total fundings increased 29.2% to $27.4 million from $21.2 million consisting of gross lease originations decreasing from $16.3 to $13.2 million, loan participations decreased ~96.2% from $4.9 million to $0.2 million, and loan originations increasing from $0 to $14.0 million

●	Total net lease and loan revenues and fees increased 6.3% to $30.8 million from $28.9 million

●	Gross profit increased 45.2% to $13.6 million from $9.4 million

●	Adjusted EBITDA[1] increased to $6.4 million compared to $(40.3) thousand

●	Net loss of $230.2 thousand compared with net loss of $2.4 million

●	Net loss attributable to common stockholders of $(1.2) million, or $(0.06) per diluted share, compared to net loss attributable to common stockholders of $(3.0) million, or $(0.14) per diluted share

¹	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Conference Call and Webcast Details

Conference call

Date: Monday May 15, 2023

Time: 8:30 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-2988

International callers: +1 (201) 389-0923

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=G5YRTvWe

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=G5YRTvWe

An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended March 31,
	2023	2022
Revenues:
Lease revenues and fees, net	$24,714,158	$27,766,312
Loan revenues and fees, net of changes in fair value	6,071,617	1,188,924
Total revenues	30,785,775	28,955,236

Costs and expenses:
Depreciation and impairment of lease merchandise	15,345,788	19,160,611
Loan origination costs and fees	1,833,627	425,513
Marketing	1,099,189	2,014,115
Salaries and benefits	2,726,890	2,964,442
Operating expenses	5,627,708	5,673,202
Total costs and expenses	26,633,202	30,237,883

Operating income/ (loss)	4,152,573	(1,282,647)

Interest expense including amortization of debt issuance costs	4,531,327	1,958,068
Loss before income taxes	(378,754)	(3,240,715)
Benefit from income taxes	148,539	859,780
Net loss	(230,215)	(2,380,935)

Dividends on Series 2 Convertible Preferred Shares	972,233	609,777
Net loss attributable to common and Series 1 Convertible Preferred shareholders	$(1,202,448)	$(2,990,712)

Basic and diluted loss per common share:
Basic	$(0.06)	$(0.14)
Diluted	$(0.06)	$(0.14)

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,751,304	21,547,069
Diluted	21,751,304	21,547,069

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2023	2022

ASSETS
CURRENT ASSETS:
Cash	$9,861,646	$6,051,713
Restricted cash	7,881	121,636
Lease receivables, net	37,153,935	35,540,043
Loan receivables at fair value	29,317,948	32,932,504
Prepaid expenses and other assets	2,912,447	3,489,136
Lease merchandise, net	26,908,105	31,550,441
Total current assets	106,161,962	109,685,473

Property and equipment, net	8,677,314	8,086,862
Right of use asset, net	1,366,235	1,406,270
Intangible assets, net	14,719,290	15,162,349
Other assets, net	1,884,060	1,934,728
Deferred tax asset, net	12,162,368	12,013,828
Total assets	$144,971,229	$148,289,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,843,178	$6,511,943
Accrued payroll and related taxes	565,370	310,820
Promissory notes to related parties, including accrued interest	1,210,806	1,209,455
Accrued expenses	2,647,608	3,988,093
Lease liability - current portion	217,862	208,001
Total current liabilities	8,484,824	12,228,312
Loan payable under credit agreement to beneficial shareholder, net of $281,884 at 2023 and $352,252 at 2022 of unamortized issuance costs	81,093,116	80,847,748
Promissory notes to related parties, net of current portion	10,750,000	10,750,000
Promissory note related to acquisition, net of discount of $1,105,789 at 2023 and $1,165,027 at 2022	3,063,771	3,158,471
Purchase consideration payable related to acquisition	8,844,959	8,703,684
Lease liabilities net of current portion	1,508,168	1,566,622
Total liabilities	113,744,838	117,254,837

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,752,304 shares at March 31, 2023 and 21,750,804 shares at December 31, 2022	2,176	2,176
Additional paid in capital	40,241,353	39,819,420
Accumulated deficit	(31,820,798)	(31,590,583)
Total stockholders’ equity	31,226,391	31,034,673
	$144,971,229	$148,289,510

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2023 and 2022

(unaudited)

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(230,215)	$(2,380,935)
Adjustments to reconcile net loss to net cash provided by/ (used in) operating activities:
Depreciation and impairment of lease merchandise	15,345,788	19,160,611
Other depreciation and amortization	1,826,157	937,062
Amortization of debt issuance costs	70,367	50,603
Amortization of discount on the promissory note related to acquisition	59,239	-
Compensation expense related to stock-based compensation	420,748	305,229
Provision for doubtful accounts	11,238,415	11,831,117
Interest in kind added to promissory notes balance	1,351	170,765
Deferred income tax	(148,539)	(317,006)
Net changes in the fair value of loans receivables at fair value	(984,652)	523,424
Changes in operating assets and liabilities:
Lease receivables	(12,852,307)	(15,655,280)
Loans receivables at fair value	4,599,208	(4,100,819)
Prepaid expenses and other assets	576,689	650,764
Lease merchandise	(10,703,452)	(14,816,328)
Purchase consideration payable related to acquisition	141,275	-
Lease liabilities	(6,032)	(2,511)
Accounts payable	(2,668,765)	(3,165,343)
Accrued payroll and related taxes	254,550	273,946
Accrued expenses	(1,340,486)	(1,405,958)
Net cash provided by/ (used in) operating activities	5,599,339	(7,940,659)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(1,753,800)	(1,260,755)
Purchases of data costs	(169,082)	(293,055)
Net cash used in investing activities	(1,922,882)	(1,553,810)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	2,750,000	6,800,000
Repayment of loan payable under credit agreement	(2,575,000)	(1,125,000)
Debt issuance related costs	-	(86,931)
Proceeds from exercise of stock options	1,185	137,057
Proceeds from promissory notes to related parties	-	3,000,000
Principal payment under finance lease obligation	(2,526)	(2,796)
Repayment of purchase consideration payable related to acquisition	(153,938)	-
Repayment of installment loan	-	(2,802)
Net cash provided by financing activities	19,721	8,719,528

INCREASE / (DECREASE) IN CASH and RESTRICTED CASH	3,696,178	(774,941)

CASH and RESTRICTED CASH, beginning of period	6,173,349	5,094,642

CASH and RESTRICTED CASH, end of period	$9,869,527	$4,319,701

Supplemental cash flow information:
Interest paid	$3,867,982	$1,679,296

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased merchandise), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three months ended March 31, 2023 and 2022 are as follows:

	Three months ended March 31,
	2023	2022	$ Change	% Change
Gross Profit:
Gross lease billings and fees	$34,255,083	$39,597,429	$(5,342,346)	(13.5)
Provision for doubtful accounts	(11,238,415)	(11,831,117)	592,702	(5.0)
Gain on sale of lease receivables	1,697,490	-	1,697,490
Net lease billing and fees	$24,714,158	$27,766,312	$(3,052,154)	(11.0)
Loan revenues and fees	5,086,965	1,712,348	3,374,617	197.1
Net changes in the fair value of loans receivable	984,652	(523,424)	1,508,076	(288.1)
Net loan revenues	$6,071,617	$1,188,924	$4,882,693	410.7
Total revenues	$30,785,775	$28,955,236	$1,830,539	6.3
Depreciation and impairment of lease merchandise	(15,345,788)	(19,160,611)	3,814,823	(19.9)
Loans origination costs and fees	(1,833,627)	(425,513)	(1,408,114)	330.9
Gross profit	$13,606,360	$9,369,112	$4,237,248	45.2
Gross profit margin	44%	32%

	Three months ended March 31,
	2023	2022	$ Change	% Change
Adjusted EBITDA:
Net loss	$(230,215)	$(2,380,935)	$2,150,720	(90.3)
Income taxes	(148,539)	(859,780)	711,241	(82.7)
Amortization of debt issuance costs	70,367	50,603	19,764	39.1
Amortization of discount on the promissory note related to acquisition	59,239	-	59,239
Other amortization and depreciation	1,826,157	937,062	889,095	94.9
Interest expense	4,401,721	1,907,465	2,494,256	130.8
Stock-based compensation	420,748	305,229	115,519	37.8
Adjusted EBITDA	$6,399,478	$(40,356)	$6,439,834	(15,957.6)

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, Inc. (FPAY) is a financial technology company that provides electronics, home furnishings and other durable goods to underserved consumers on a lease-to-own (LTO) basis through its patented e-commerce marketplace (www.FlexShopper.com). FlexShopper also provides LTO and loan technology platforms to a growing number of retailers and e-retailers to facilitate transactions with consumers without access to traditional financing.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.